EXHIBIT 99

For Investor Relations Inquiries:

Arvind Bhatia, CFA

Dave & Buster’s Entertainment, Inc.

214.904.2202

Dave & Buster’s Achieves Q4 Comparable Store Sales Increase of 2.9%

Delivers Double-Digit Unit and Revenue Growth in 2018

Announces Additional $200 Million Share Repurchase Authorization

DALLAS, April 2, 2019 (GLOBE NEWSWIRE) -- Dave & Buster's Entertainment, Inc., (NASDAQ:PLAY), ("Dave & Buster's" or "the Company"), an owner and operator of entertainment and dining venues, today announced financial results for its fourth quarter 2018, which ended on February 3, 2019.

Key highlights from the fourth quarter 2018 (13 weeks) compared to the fourth quarter 2017 (14 weeks) include:

▪	Total revenues increased 8.8% to $331.8 million from $304.9 million, or 15.7% on a comparable 13-week basis*
▪	Opened three new stores compared to five new stores
▪	Comparable store sales increased 2.9% (comparable 13-week basis)
▪	Net income of $29.4 million, or $0.75 per diluted share, vs. net income of $35.6 million, or $0.85 per diluted share. Net income for the fourth quarter of 2017 exclusive of the beneficial impact of certain tax adjustments related to tax reform** and an additional week in the quarter* was $27.3 million, or $0.66 per diluted share
▪	EBITDA increased 1.9% to $72.1 million from $70.8 million, or 5.6% on a comparable 13-week basis
▪	Adjusted EBITDA decreased 2.8% to $80.2 million from $82.5 million, but increased 1.2% on a comparable 13-week basis
▪	Launched Dragonfrost, our proprietary virtual reality title, in December
▪	Repurchased 1.3 million shares for $63.0 million and paid a quarterly cash dividend of $0.15 per share

Key highlights from the full year 2018 (52 weeks) compared to the full year 2017 (53 weeks) include:

▪	Total revenues increased 11.0% to $1.265 billion from $1.140 billion, or 12.9% on a comparable 52-week basis***
▪	Opened 15 new stores compared to 14 new stores
▪	Comparable store sales decreased 1.6% (comparable 52-week basis)
▪	Net income of $117.2 million, or $2.93 per diluted share, vs. net income of $120.9 million, or $2.84 per diluted share. Net income for fiscal year 2017 exclusive of the beneficial impact of certain tax adjustments related to tax reform** and an additional week in the year*** was $111.5 million, or $2.62 per diluted share.
▪	EBITDA increased 4.0% to $279.3 million from $268.5 million, or 5.5% on a comparable 52-week basis
▪	Adjusted EBITDA increased 2.8% to $311.1 million from $302.7 million, or 4.3% on a comparable 52-week basis
▪	Launched our industry-leading virtual reality platform
▪	Repurchased 3.1 million shares for $149.1 million and paid a quarterly cash dividend of $0.15 per share each in the third and fourth quarters of 2018

“We are pleased to finish the year on a strong note. On a comparable week basis, we drove double-digit revenue growth in Q4 as comparable store sales increased 2.9% and new store performance remained strong. 2018 was another year of record sales and EBITDA, and looking ahead to 2019, we are well positioned to deliver new revenue and EBITDA highs, and reinforce our leadership position in the combined entertainment and dining space,” said Brian Jenkins, Chief Executive Officer.

“We remain focused on driving shareholder value by continuing to invest in new store growth, executing on our share repurchase program, and paying a quarterly cash dividend. We are excited our Board has authorized to expand our share repurchase program by another $200 million,” said Joe DeProspero, Interim Chief Financial Officer.

Review of Fourth Quarter 2018 Operating Results (13 weeks) Compared to Fourth Quarter 2017 (14 weeks)

Total revenues increased 8.8% to $331.8 million from $304.9 million in the fourth quarter 2017, or 15.7% on a comparable 13-week basis. This growth was driven by a 10.7% increase in Amusements and Other revenue and a 6.5% increase in Food and Beverage revenue. The mix of Amusement and Other as a percentage of total revenue increased 100 basis points to 55.5% in the fourth quarter of 2018 from 54.5% in last year’s fourth quarter.

Comparable store sales increased 2.9% in the fourth quarter 2018, compared to a decrease of 5.9% in the comparable period last year. Our comparable store sales increase was driven by a 3.7% increase in walk-in sales and a 1.4% decrease in special events sales. Comparable store sales increased 4.4% in Amusements & Other and 1.1% in Food & Beverage. Non-comparable store revenues increased $38.4 million, or 71.9%, in the fourth quarter 2018 to $91.9 million, also on a comparable 13-week basis.

Operating income decreased 3.4% to $41.0 million in the fourth quarter of 2018 from $42.5 million in the fourth quarter of 2017 or decreased 2.4% on a comparable 13-week basis. As a percentage of total revenues, operating income decreased 150 basis points to 12.4% from 13.9% or decreased 220 basis points on a comparable 13-week basis.

Net income was $29.4 million, or $0.75 per diluted share (39.1 million diluted share base) in the fourth quarter of 2018 compared to $35.6 million, or $0.85 per diluted share (41.7 million diluted share base) in the fourth quarter of 2017. Net income for the fourth quarter of 2017 was $27.3 million, or $0.66 per diluted share exclusive of the beneficial impact of certain tax adjustments related to tax reform* and an additional week in the quarter**.

EBITDA increased 1.9% to $72.1 million in the fourth quarter of 2018 from $70.8 million in the fourth quarter of 2017. As a percentage of total revenues, EBITDA decreased 150 basis points to 21.7% from 23.2%. On a comparable 13-week basis, EBITDA increased 5.6% and as a percentage of total revenue decreased 210 basis points.

Adjusted EBITDA decreased 2.8% to $80.2 million in the fourth quarter of 2018 from $82.5 million in the fourth quarter of 2017. As a percentage of total revenues, Adjusted EBITDA decreased 280 basis points to 24.2% from 27.0%. On a comparable 13-week basis, Adjusted EBITDA increased 1.2% and as a percentage of total revenue decreased 340 basis points.

Store operating income before depreciation and amortization decreased slightly to $94.2 million in the fourth quarter 2018 from $94.3 million in last year's fourth quarter. As a percentage of total revenues, store operating income before depreciation and amortization decreased 250 basis points to 28.4% from 30.9%. On a comparable 13-week basis, store operating income before depreciation and amortization increased 4.5% but was down 310 basis points as a percentage of total revenue.

Development

We opened three stores during the fourth quarter in Milford, Connecticut; Birmingham, Alabama; and Corpus Christi, Texas, our second 17K format store, for a total of 15 new stores in fiscal 2018. Total capital additions, net of tenant improvement allowances and other landlord payments, during the year were $158.9 million.

In fiscal 2019, we expect to open 15 to 16 new locations and recently closed our store in Gwinnett (Duluth), Georgia at the end of its lease term, representing net unit growth of approximately 12%, consistent with our target of 10% or more annual unit growth. We have opened five new stores so far in Louisville, Kentucky; North Hills (Pittsburgh), Pennsylvania; Thousand Oaks, California; Daytona Beach, Florida; and Fairfax, Virginia. We plan to open two more stores in Ft. Myers, Florida and Sevierville, Tennessee for a total of seven new stores in the first quarter. Currently, there are 9 stores under construction.

Capital Allocation Initiatives

During the fourth quarter of 2018, we repurchased approximately 1.3 million shares for $63.0 million, with an additional 925,000 shares for $44.7 million through March 26, 2019 during the first quarter. As of the same date, cumulatively, we had repurchased 7.2 million shares for $374.6 million under our $400 million share repurchase authorization. During the fourth quarter of 2018, we paid a quarterly cash dividend of $0.15 per share. In the first quarter of 2019, we declared a quarterly cash dividend of $0.15 per share payable on April 10, 2019 to shareholders of record on March 26, 2019.

On April 2, 2019, the Company’s Board of Directors authorized the repurchase of an additional $200 million of the company’s stock under the existing share repurchase program through the end of fiscal 2020. All other terms of the share repurchase program remain in effect.

Financial Outlook

We are providing our initial outlook for fiscal 2019, which ends on February 2, 2020:

▪	Total revenues of $1.370 billion to $1.400 billion
▪	Comparable store sales of Flat to +1.5%
▪	15 to 16 new stores
▪	Net income of $105 million to $117 million
▪	Effective tax rate of 22.0% to 22.5% and diluted share count of approximately 37 million shares
▪	EBITDA of $285 million to $300 million
▪	Total capital additions (net of tenant improvement allowances and other landlord payments) of $190 million to $200 million

*Fiscal fourth quarter 2018 included 13 weeks compared to 14 weeks for fiscal fourth quarter 2017. In fiscal fourth quarter 2018, the unfavorable impact of one less week was approximately $18.3 million on revenue, $0.5 million on operating income, $0.3 million on net income, $0.01 on EPS, $2.5 million on EBITDA, $3.3 million on Adjusted EBITDA and $4.1 million on Store Operating Income before Depreciation and Amortization.

**Under the Tax Cuts and Jobs Act 2017, we recorded a provisional tax benefit of $8.0 million in the fourth quarter of 2017 related to the re-measurement of certain deferred tax assets and liabilities, based on a reasonable estimate of the impact of the reduction in the corporate tax rate on our net federal deferred tax liabilities as of December 22, 2017. No changes to provisional estimates were made in fiscal year 2018.

*** Fiscal year 2018 included 52 weeks compared to 53 weeks for fiscal year 2017. In fiscal year 2018, the unfavorable impact of one less week was approximately $19.5 million on revenue, $2.1 million on operating income, $1.4 million on net income, $0.03 on EPS, $3.9 million on EBITDA, $4.3 million on Adjusted EBITDA and $5.3 million on Store Operating Income before Depreciation and Amortization.

Conference Call Today

Management will hold a conference call to discuss these results today at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). The conference call can be accessed over the phone by dialing (323) 794-2423 or toll-free (888) 204-4368. A replay will be available after the call for one year beginning at 7:00 p.m. Central Time (8:00 p.m. Eastern Time) and can be accessed by dialing (412) 317-6671 or toll-free (844) 512-2921; the passcode is 2702270.

Additionally, a live and archived webcast of the conference call will be available at www.daveandbusters.com under the Investor Relations section.

About Dave & Buster’s Entertainment, Inc.

Founded in 1982 and headquartered in Dallas, Texas, Dave & Buster's Entertainment, Inc., is the owner and operator of 125 venues in North America that combine entertainment and dining and offer customers the opportunity to "Eat Drink Play and Watch," all in one location. Dave & Buster's offers a full menu of entrées and appetizers, a complete selection of alcoholic and non-alcoholic beverages, and an extensive assortment of entertainment attractions centered around playing games and watching live sports and other televised events. Dave & Buster's currently has stores in 39 states, Puerto Rico, and Canada.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements. These forward-looking statements involve risks and uncertainties and, consequently, could be affected by our level of indebtedness, general business and economic conditions, the impact of competition, the seasonality of the Company's business, adverse weather conditions, future commodity prices, guest and employee complaints and litigation, fuel and utility costs, labor costs and availability, changes in consumer and corporate spending, changes in demographic trends, changes in governmental regulations, unfavorable publicity, our ability to open new stores, and acts of God.  Accordingly, actual results may differ materially from the forward-looking statements, and the Company therefore cautions you against relying on such forward-looking statements.  Dave & Buster's intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more appropriate information becomes available, except as required by law.

Non-GAAP Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, Store operating income before depreciation and amortization, and store operating income before depreciation and amortization margin (collectively the "non-GAAP financial measures"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies.

DAVE & BUSTER'S ENTERTAINMENT, INC.

Condensed Consolidated Balance Sheets

(in thousands)

ASSETS	February 3, 2019	February 4, 2018
	(audited)	(audited)
Current assets:

Cash and cash equivalents	$21,585	$18,795
Other current assets	69,508	76,112

Total current assets	91,093	94,907

Property and equipment, net	805,337	726,455

Intangible and other assets, net	376,757	375,668

Total assets	$1,273,187	$1,197,030

LIABILITIES AND STOCKHOLDERS' EQUITY

Total current liabilities	$244,390	$207,825

Other long-term liabilities	262,491	216,310

Long-term debt, net	378,469	351,249

Stockholders' equity	387,837	421,646

Total liabilities and stockholders' equity	$1,273,187	$1,197,030

Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share amounts)

	13 Weeks Ended		14 Weeks Ended
	February 3, 2019		February 4, 2018

Food and beverage revenues	$147,665	44.5%	$138,626	45.5%
Amusement and other revenues	184,119	55.5%	166,287	54.5%
Total revenues	331,784	100.0%	304,913	100.0%

Cost of food and beverage (as a percentage of food and beverage revenues)	38,018	25.7%	36,038	26.0%
Cost of amusement and other (as a percentage of amusement and other revenues)	20,816	11.3%	18,591	11.2%
Total cost of products	58,834	17.7%	54,629	17.9%
Operating payroll and benefits	78,985	23.8%	69,114	22.7%
Other store operating expenses	99,723	30.1%	86,883	28.5%
General and administrative expenses	16,060	4.8%	14,393	4.7%
Depreciation and amortization expense	31,146	9.4%	28,319	9.3%
Pre-opening costs	6,042	1.8%	9,120	3.0%
Total operating costs	290,790	87.6%	262,458	86.1%
Operating income	40,994	12.4%	42,455	13.9%

Interest expense, net	3,707	1.1%	2,592	0.8%
Loss on debt retirement	-	0.0%	-	0.0%

Income before provision for income taxes	37,287	11.3%	39,863	13.1%
Provision for income taxes	7,851	2.4%	4,223	1.4%
Net income	$29,436	8.9%	$35,640	11.7%

Net income per share:
Basic	$0.77		$0.88
Diluted	$0.75		$0.85
Weighted average shares used in per share calculations:
Basic shares	38,245,612		40,568,751
Diluted shares	39,065,459		41,699,060

Other information:
Company-owned and operated stores open at end of period	121		106

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods shown:

	13 Weeks Ended		14 Weeks Ended
	February 3, 2019		February 4, 2018

Net income	$29,436	8.9%	$35,640	11.7%
Add back: Interest expense, net	3,707		2,592
Loss on debt retirement	-		-
Provision for income taxes	7,851		4,223
Depreciation and amortization expense	31,146		28,319
EBITDA	72,140	21.7%	70,774	23.2%

Add back: Loss on asset disposal	308		658
Share-based compensation	1,651		1,910
Pre-opening costs	6,042		9,120
Other costs	9		(4)
Adjusted EBITDA	$80,150	24.2%	$82,458	27.0%

The following table sets forth a reconciliation of operating income to store operating income before depreciation and amortization for the periods shown:

	13 Weeks Ended		14 Weeks Ended
	February 3, 2019		February 4, 2018

Operating income	$40,994	12.4%	$42,455	13.9%
Add back: General and administrative expense	16,060		14,393
Depreciation and amortization expense	31,146		28,319
Pre-opening costs	6,042		9,120
Store operating income before depreciation and amortization	$94,242	28.4%	$94,287	30.9%

DAVE & BUSTER'S ENTERTAINMENT, INC.

Consolidated Statements of Operations (Audited)

(in thousands, except share and per share amounts)

	52 Weeks Ended		53 Weeks Ended
	February 3, 2019		February 4, 2018

Food and beverage revenues	$536,469	42.4%	$494,816	43.4%
Amusement and other revenues	728,832	57.6%	644,975	56.6%
Total revenues	1,265,301	100.0%	1,139,791	100.0%

Cost of food and beverage (as a percentage of food and beverage revenues)	139,199	25.9%	127,600	25.8%
Cost of amusement and other (as a percentage of amusement and other revenues)	81,064	11.1%	69,072	10.7%
Total cost of products	220,263	17.4%	196,672	17.3%
Operating payroll and benefits	296,924	23.5%	256,724	22.5%
Other store operating expenses	384,155	30.4%	334,546	29.4%
General and administrative expenses	61,521	4.9%	59,565	5.2%
Depreciation and amortization expense	118,275	9.3%	102,766	9.0%
Pre-opening costs	23,163	1.8%	23,746	2.1%
Total operating costs	1,104,301	87.3%	974,019	85.5%
Operating income	161,000	12.7%	165,772	14.5%

Interest expense, net	13,113	1.0%	8,665	0.7%
Loss on debt retirement	-	0.0%	718	0.1%

Income before provision for income taxes	147,887	11.7%	156,389	13.7%
Provision for income taxes	30,666	2.4%	35,440	3.1%
Net income	$117,221	9.3%	$120,949	10.6%

Net income per share:
Basic	$3.00		$2.93
Diluted	$2.93		$2.84
Weighted average shares used in per share calculations:
Basic shares	39,047,106		41,276,314
Diluted shares	39,975,122		42,583,009

Other information:
Company-owned and operated stores open at end of period	121		106

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods shown:

	52 Weeks Ended		53 Weeks Ended
	February 3, 2019		February 4, 2018

Net income	$117,221	9.3%	$120,949	10.6%
Add back: Interest expense, net	13,113		8,665
Loss on debt retirement	-		718
Provision for income taxes	30,666		35,440
Depreciation and amortization expense	118,275		102,766
EBITDA	279,275	22.1%	268,538	23.6%

Add back: Loss on asset disposal	1,121		1,863
Share-based compensation	7,422		8,916
Pre-opening costs	23,163		23,746
Other costs	136		(333)
Adjusted EBITDA	$311,117	24.6%	$302,730	26.6%

The following table sets forth a reconciliation of operating income to store operating income before depreciation and amortization for the periods shown:

	52 Weeks Ended		53 Weeks Ended
	February 3, 2019		February 4, 2018

Operating income	$161,000	12.7%	$165,772	14.5%
Add back: General and administrative expenses	61,521		59,565
Depreciation and amortization expense	118,275		102,766
Pre-opening costs	23,163		23,746
Store operating income before depreciation and amortization	$363,959	28.8%	$351,849	30.9%

For Investor Relations Inquiries:

Arvind Bhatia, CFA

Dave & Buster’s Entertainment, Inc.

214.904.2202

arvind.bhatia@daveandbusters.com